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                                                                    EXHIBIT 23.2

                              CONSENT OF DMBW, INC.



         We hereby consent to the presentation of information as to the estimated proven and probable reserves at the Haile Property derived from our report to Amax Gold Inc. dated April 22, 1994 and the references to us and to such report appearing under the caption "Haile Property - 4. Minable Reserve Estimates" in Item 2 of the Annual Report on Form 10-KSB of Piedmont Mining Company, Inc. (the "Registrant") for its fiscal year ended December 31, 1997, and the incorporation thereof by reference to said Form 10-KSB in the Registration Statements of the Registrant on Form S-8, Registration Nos. 33-27214, 33-48176, 33-56780, 33-81684 and 33-81682.

                                                     DMBW, INC.


                                                     By:/s/ I.S. Parrish
                                                        -----------------------
                                                          Name: I.S. Parrish
                                                                ---------------
                                                          Title: President
                                                                ---------------

Golden, Colorado
April 13, 1998




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